UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2015

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 31, 2015, William Lyon Homes, a Delaware corporation (“Parent”) and William Lyon Homes, Inc., a California corporation and wholly-owned subsidiary of Parent (“California Lyon” and, together with Parent, the “Company”), entered into new employment agreements (the “New Agreements”) with each of William H. Lyon, Chief Executive Officer of the Company, and Matthew R. Zaist, President and Chief Operating Officer of the Company, and California Lyon entered into a new offer letter (the “Offer Letter”) with General William Lyon, Executive Chairman of the Company, in each case providing for the executives’ continued service in such roles. The New Agreements and the Offer Letter supersede and replace the Company’s existing employment agreements with the executives.

New Employment Agreements – William H. Lyon and Matthew R. Zaist

The New Agreements, each of which has a three year term that automatically renews for additional one year periods at the end of the then current term, provide for Messrs. Lyon and Zaist to continue to receive a minimum base salary of $750,000 and $650,000, respectively, have an annual bonus targeted at a minimum of 150% of base salary and receive benefits generally available to other senior executives. The New Agreements also provide for Messrs. Lyon and Zaist to each be granted an option to purchase 120,000 shares of Parent common stock, which the Compensation Committee of the Board of Directors approved effective April 1, 2015. The options were granted under the Company’s 2012 Equity Incentive Plan and have an exercise price per share of $25.82, the closing trading price of Parent’s common stock on March 31, 2015. Mr. Lyon’s option vests in three equal annual installments commencing on March 31, 2018, and Mr. Zaist’s option vests in a single installment on March 31, 2018, in each case, subject to continued employment with the Company.

Under the New Agreements, if Mr. Lyon’s or Zaist’s employment is terminated by the Company without “Cause,” as defined in the New Agreements, or by the executive for “Good Reason”, as described below, the executive is entitled to receive (i) a payment equal to the product of (A) 2.0 (or 3.0 in the event such termination occurs within 12 months following a change in control or within any period during which Parent or California Lyon is party to an agreement that would result in a change in control), multiplied by (B) the sum of the executive’s annual salary plus target cash bonus, based on the highest annual salary and annual target bonus during the term; (ii) any deferred and unpaid bonuses; (iii) a pro rata portion of the actual annual bonus earned for the fiscal year of termination; (iv) full acceleration of all equity awards and continued exercisability of options in accordance with their terms; and (v) continued healthcare coverage for up to 24 months. Each executive’s receipt of the foregoing severance benefits is conditioned on his execution of a general release in favor of the Company and compliance with the New Agreements’ restrictive covenants.

Under the New Agreements, “Good Reason” generally includes (i) a material breach of the employment agreement by California Lyon, (ii) any material diminution in the executive’s title, responsibilities, duty and authority, (iii) a relocation of the executive’s or California Lyon’s principal place of business outside a specified area, (iv) the provision by California Lyon to the executive of a notice of non-renewal, (v) any change in the person to whom the executive directly reports, or (vi) with respect to Mr. Lyon, certain significant changes in the Company’s line of business, and with respect to Mr. Zaist, if someone other than William H. Lyon, General Lyon or himself is appointed to the position (even on a temporary or interim basis) of Chief Executive Officer of the Company, in each case as further described and qualified in the New Agreements.

In the event of a termination of the executive’s employment due to death or disability, the executive (or his estate) will be entitled to receive: (i) a lump sum payment equal to the amount of annual salary payable to the executive for the remainder of the then-current term; (ii) a lump sum payment equal to the amount of any previously earned deferred bonuses not previously paid; (iii) full acceleration of all equity awards and continued exercisability of options in accordance with their terms; and (iv) continued healthcare coverage for up to the earlier of 6 months or the expiration of the then-current term.

The New Agreements also include standard confidentiality and inventions assignment provisions, non-competition and non-solicitation restrictions and mutual non-disparagement obligations.

New Offer Letter – General William Lyon

The Offer Letter provides for General Lyon’s continued employment as the Executive Chairman of the Company, and provides for a base salary of $1,000,000, which is consistent with General Lyon’s prior employment agreement. The Offer Letter provides that General Lyon will be eligible to receive a bonus pursuant to the Company’s annual bonus program for its senior executives with a target bonus opportunity equal to 50% of base salary, on terms no less favorable than those applicable to the Company’s other senior executives. The Offer Letter further provides that General Lyon will be eligible to receive an equity award pursuant to any long-term incentive compensation plan adopted by the Company covering any year during which he is employed, on terms no less favorable than those applicable to the Company’s other senior executives. Upon General Lyon’s death, disability or involuntary termination, the Offer Letters provides that certain accelerated vesting provisions would apply. General Lyon will be eligible to participate in the Company’s health and welfare programs, and to receive benefits and perquisites in all cases on a basis no less favorable than the Company’s other directors and/or senior executives, as applicable.

The foregoing summary of the New Agreements and the Offer Letter is subject to, and qualified in its entirety by, the complete text of the New Agreements and the Offer Letter, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement by and among William Lyon Homes, William Lyon Homes, Inc. and William H. Lyon, dated as of March 31, 2015

10.2	Employment Agreement by and among William Lyon Homes, William Lyon Homes, Inc. and Matthew R. Zaist, dated as of March 31, 2015

10.3	Offer Letter by and between William Lyon Homes, Inc. and General William Lyon, dated as of March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015

WILLIAM LYON HOMES

By:	/s/ Jason R. Liljestrom
Name:	Jason R. Liljestrom
Its:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and among William Lyon Homes, William Lyon Homes, Inc. and William H. Lyon, dated as of March 31, 2015

10.2	Employment Agreement by and among William Lyon Homes, William Lyon Homes, Inc. and Matthew R. Zaist, dated as of March 31, 2015

10.3	Offer Letter by and between William Lyon Homes, Inc. and General William Lyon, dated as of March 31, 2015